Exhibit 99.2

Sweeny Fractionator/Standish

Combined Financial Statements

as of December 31, 2015 and 2014

and

for each of the three years in the period ended December 31, 2015

Report of Independent Registered Public Accounting Firm

The Board of Directors of Phillips 66 Partners GP LLC and

Unitholders of Phillips 66 Partners LP

We have audited the accompanying combined balance sheet of Sweeny Fractionator/Standish as of December 31, 2015 and 2014, and the related combined statements of operations, changes in net investment and cash flows for each of the three years in the period ended December 31, 2015.  These financial statements are the responsibility of Sweeny Fractionator/Standish’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of Sweeny Fractionator/Standish’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Sweeny Fractionator/Standish’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sweeny Fractionator/Standish at December 31, 2015 and 2014, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas

May 4, 2016

Combined Statement of Operations	Sweeny Fractionator/Standish

	Millions of Dollars
Years Ended December 31	2015	2014	2013
Revenues
Operating revenues—related parties	$29.9	15.7	8.8
Total revenues	29.9	15.7	8.8

Costs and Expenses
Operating and maintenance expenses	23.0	2.6	8.8
Depreciation	4.3	0.6	0.6
General and administrative expenses	4.5	1.8	0.5
Taxes other than income taxes	3.0	0.3	0.3
Total costs and expenses	34.8	5.3	10.2
Income (loss) before income taxes	(4.9)	10.4	(1.4)
Provision for income taxes	0.1	—	—
Net Income (Loss)	$(5.0)	10.4	(1.4)

See Notes to Combined Financial Statements.

Combined Balance Sheet	Sweeny Fractionator/Standish

	Millions of Dollars
At December 31	2015	2014
Assets
Cash and cash equivalents	$2.3	7.1
Materials and supplies	2.0	—
Other current assets	2.0	—
Total Current Assets	6.3	7.1
Net properties, plants and equipment	1,149.9	543.5
Long-term deferred tax asset	0.1	—
Total Assets	$1,156.3	550.6

Liabilities
Accounts payable	$58.6	102.2
Payroll and benefits payable	0.7	0.2
Accrued property and other taxes	2.6	0.5
Deferred revenue	0.2	—
Total Current Liabilities	62.1	102.9
Asset retirement obligations	0.6	0.8
Deferred revenues—related party—long-term	10.4	—
Total Liabilities	73.1	103.7

Net Investment
Net investment	1,083.2	446.9
Total Liabilities and Net Investment	$1,156.3	550.6

See Notes to Combined Financial Statements.

Combined Statement of Cash Flows	Sweeny Fractionator/Standish

	Millions of Dollars
At December 31	2015	2014	2013
Cash Flows From Operating Activities
Net income (loss)	$(5.0)	10.4	(1.4)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	4.3	0.6	0.6
Deferred taxes	(0.1)	—	—
Deferred revenues—related party—long-term	10.4	—	—
Working capital adjustments
Decrease (increase) in materials and supplies	(2.0)	—	—
Decrease (increase) in other current assets	(2.0)	—	—
Increase (decrease) in accounts payable	5.2	0.2	(0.4)
Increase (decrease) in deferred revenue	0.2	—	—
Increase (decrease) in payroll and benefits payable	0.5	0.2	0.1
Increase (decrease) in accrued property and other taxes	2.2	0.3	—
Net Cash Provided by (Used in) Operating Activities	13.7	11.7	(1.1)

Cash Flows From Investing Activities
Cash capital expenditures	(659.8)	(398.1)	(25.4)
Net Cash Used in Investing Activities	(659.8)	(398.1)	(25.4)

Cash Flows From Financing Activities
Contributions from Parent	641.3	393.5	26.5
Net Cash Provided by Financing Activities	641.3	393.5	26.5

Net Change in Cash and Cash Equivalents	(4.8)	7.1	—
Cash and cash equivalents at beginning of period	7.1	—	—
Cash and Cash Equivalents at End of Period	$2.3	7.1	—

See Notes to Combined Financial Statements.

Combined Statement of Changes in Net Investment	Sweeny Fractionator/Standish

	Millions of Dollars
At December 31	2015	2014	2013
Net Investment
Balance, beginning of period	$446.9	43.0	17.9
Net income (loss)	(5.0)	10.4	(1.4)
Net contributions from Parent	641.3	393.5	26.5
Balance, end of period	$1,083.2	446.9	43.0

See Notes to Combined Financial Statements.

Notes to Combined Financial Statements	Sweeny Fractionator/Standish

Note 1—Business and Basis of Presentation

Unless otherwise indicated, the assets and operations of the Sweeny NGL Fractionator, the Clemens Caverns and Standish Pipeline (as described below) are collectively referred to herein as “we,” “our,” “us” and “Sweeny Fractionator/Standish.”  References to “Phillips 66” and “Parent” refer to Phillips 66 and its consolidated subsidiaries.

Description of the Business

Sweeny Fractionator/Standish is engaged in the business of fractionating and storing natural gas liquids (“NGL”) and transporting refined petroleum products through a pipeline. Sweeny Fractionator/Standish consists of:

•                  Sweeny NGL Fractionator. A newly constructed NGL fractionator located within Phillips 66’s Sweeny refinery complex in Old Ocean, Texas.  The Sweeny NGL Fractionator has a processing capacity of 100,000 barrels per day, and uses distillation to process a raw (“Y-grade”) NGL stream into its individual purity components, such as propane and butane.  Sweeny NGL Fractionator construction activities began in 2013, and its commercial operations commenced in December 2015.

•                  Clemens Caverns. A newly constructed underground salt dome NGL storage facility located near Brazoria, Texas.  The Clemens Caverns facilitate handling of Y-grade NGL for input into the Sweeny NGL Fractionator, as well as storage of purity NGL products produced by the fractionator.  Clemens Caverns construction activities began in 2013, and its commercial operations commenced in September 2015.

•                  Standish Pipeline. A 92-mile refined petroleum product pipeline extending from Ponca City, Oklahoma, to Wichita, Kansas.

We generate revenue by charging tariffs and fees for transporting refined petroleum products through our pipeline, fractionating NGL at our NGL fractionator and storing NGL at our caverns storage facility.  We do not own any of the NGL or refined petroleum products that we handle and do not engage in the trading of NGL or refined petroleum products.

Basis of Presentation

These combined financial statements were derived from the financial statements and accounting records of Phillips 66. These statements reflect the combined historical results of operations, financial position and cash flows of Sweeny Fractionator/Standish as if these operations had been combined for all periods presented. All intercompany transactions and accounts within Sweeny Fractionator/Standish have been eliminated. The assets and liabilities in these combined financial statements have been reflected on a historical cost basis as all of the assets and liabilities presented are under the common control of Phillips 66.  The combined statement of operations also includes expense allocations for certain functions historically performed by Phillips 66 and not allocated to Sweeny Fractionator/Standish, including allocations of general corporate expenses related to executive oversight, accounting, treasury, tax, legal, information technology and procurement; as well as operational support services such as engineering and logistics. These allocations were primarily based on financial and time-based metrics, terminal counts and pipeline miles, with an increased amount allocated each period based on the cumulative completion percentage of the construction project during the period. Our management believes the assumptions underlying the allocation of expenses from Phillips 66 are reasonable. Nevertheless, the combined financial statements may not include all of the expenses that would have been incurred had we been unaffiliated with Phillips 66 during the periods presented and may not reflect our combined results of operations, financial position and cash flows had we been unaffiliated with Phillips 66 during the periods presented.

Phillips 66 uses a centralized approach to the cash management and financing of its operations. Except for certain operations that established separate bank accounts in February 2014, the cash generated and used by our operations was transferred to (from) Phillips 66 daily, and Phillips 66 funded our operating and investing activities as needed. The cash and cash equivalents held by Phillips 66 were not allocated to us.  We reflected transfers of cash to and from Phillips 66’s cash management system as a component of “Net investment” on our combined balance sheet, and as part of “Contributions from Parent” on our combined statement of cash flows. We have not included any interest income/expense for intercompany cash advances to/from Phillips 66, since historically Phillips 66 has not allocated interest expense related to intercompany advances to its businesses.

We have evaluated subsequent events through May 4, 2016, the date the financial statements were issued.

Note 2—Summary of Significant Accounting Policies

Net Investment

In the combined balance sheet, “Net investment” represents Phillips 66’s historical investment in us, our accumulated net earnings after taxes, and the net effect of transactions with, and allocations from, Phillips 66.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, as well as the disclosures of contingent assets and liabilities.  Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized for petroleum products transportation, NGL terminaling and storage and NGL fractionating services as performed, based on contractual rates related to throughput volumes, volumes stored or capacity.

During the build-out of capacity at the Clemens caverns, a portion of the monthly storage fees was deferred.  The deferred revenue will be recognized over the remaining term of the agreement as additional storage capacity is placed into service.  At December 31, 2015, deferred revenue was $10.6 million, consisting of current deferred revenue of $0.2 million and noncurrent deferred revenue of $10.4 million.

Cash Equivalents

Cash equivalents are highly liquid, short-term investments that are readily convertible to known amounts of cash and will mature within 90 days or less from the date of acquisition. We carry these investments at cost plus accrued interest, which approximates fair value.

Properties, Plants and Equipment (“PP&E”)

PP&E is stated at cost. Costs of maintenance and repairs, which are not significant improvements, are expensed when incurred.  Depreciation of PP&E is determined by the individual-unit-straight-line method.

Major Maintenance Activities

Costs for planned integrity management projects are expensed in the period incurred.  These types of costs include inspection services, contractor repair services, materials and supplies, equipment rentals and labor costs.

Impairment of Long-Lived Assets

PP&E used in operations are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group.  If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, then the carrying value is written down to estimated fair value through additional depreciation provisions and reported as impairments in the periods in which the determination of the impairment is made.  Individual assets are grouped for impairment purposes at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets—generally at the fractionation system, pipeline and cavern system level.  Since there usually is a lack of quoted market prices for our long-lived assets, the fair value of potentially impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or based on a multiple of operating cash flow validated with historical market transactions of similar assets where possible.

The expected future cash flows used for impairment reviews and related fair value calculations are based on estimated future throughputs, prices, operating costs and capital project decisions, considering all available evidence at the date of review.

Asset Retirement Obligations and Environmental Costs

Fair values of legal obligations to retire and remove long-lived assets are recorded in the period in which the obligation is incurred.  When the liability is initially recorded, we capitalize this cost by increasing the carrying amount of the related PP&E.  Over time, the liability is increased for the change in its present value, and the capitalized cost in PP&E is depreciated over the useful life of the related asset or group of assets.  Our estimate may change after initial recognition, in which case we record an adjustment to the liability and PP&E.

Environmental expenditures are expensed or capitalized, depending upon their future economic benefit.  Expenditures relating to an existing condition caused by past operations, and those having no future economic benefit, are expensed.  Liabilities for environmental expenditures are recorded on an undiscounted basis (unless acquired in a purchase business combination) when environmental assessments or cleanups are probable and the costs can be reasonably estimated.  Recoveries of environmental remediation costs from other parties, such as state reimbursement funds, are recorded as assets when their receipt is probable and estimable.

Employee Benefit Plans

We do not have our own employees.  The employees supporting our operations are employees of Phillips 66.  Phillips 66 sponsors various employee pension, postretirement health insurance plans and defined contribution plans.  For purposes of these combined financial statements, we are accounting for our participation in these benefit plans as multiemployer plans.  We recognize as expense in each period an allocation from Phillips 66 for our share of payroll costs and employee benefit plan costs, and we do not recognize any employee benefit plan assets or liabilities.  While we are accounting for our participation as multiemployer plans for the purposes of presenting these combined financial statements, those benefit plans are not technically multiemployer plans.  Therefore, we have not included the disclosures required for multiemployer plans.

Income Taxes

We follow the asset and liability method of accounting for income taxes.  Under this method, deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities.  Our taxable income was included in the consolidated U.S. federal income tax returns of Phillips 66 and in a number of state income tax returns.  Our operations are treated as a partnership for federal and state income tax purposes, with each partner being separately taxed on its share of the taxable income.  Therefore, we have excluded income taxes from these combined financial statements, except for the income tax provision resulting from state laws that apply to entities organized as partnerships.  Any interest related to unrecognized tax benefits is included in interest and any debt expense and penalties is included in operating and maintenance expenses.

Comprehensive Income

We have not reported comprehensive income due to the absence of items of other comprehensive income in the periods presented.

Note 3—Properties, Plants and Equipment

Our investment in PP&E, with the associated accumulated depreciation, at December 31 was:

	Estimated	Millions of Dollars
	Useful Lives	2015	2014

Caverns and related assets*	25 to 45 years	$285.3	—
Fractionator and related assets*	25 years	626.2	—
Pipeline and related assets	10 to 45 years	27.3	27.6
Construction-in-progress	N/A	225.0	525.5
Gross PP&E		1,163.8	553.1
Less: Accumulated depreciation		(13.9)	(9.6)
Net PP&E		$1,149.9	543.5

*Assets for which we are the lessor.  See Note 9—Leases.

Construction-in-progress at December 31, 2015, included:

•                  Two NGL storage caverns under construction.  The caverns will be depreciated over a 45 year estimated useful life.

•                  A fractionator hot oil heater under construction.  The heater will be depreciated over a 25 year estimated useful life.

Note 4—Asset Retirement Obligations

We have asset removal obligations we are required to perform under law or contract once an asset is permanently taken out of service.  These obligations primarily relate to the abandonment or removal of the pipeline.  Most of these obligations are not expected to be paid until many years in the future.

During 2015 and 2014, our overall asset retirement obligations changed as follows:

	Millions of Dollars
	2015	2014

Balance at January 1	$0.8	0.8
Changes in estimates of existing obligations	(0.2)	—
Balance at December 31	$0.6	0.8

Note 5—Contingencies

From time to time, lawsuits involving a variety of claims that arise in the ordinary course of business may be filed against us.  We also may be required to remove or mitigate the effects on the environment of the placement, storage, disposal or release of certain chemical, mineral and petroleum substances at various sites.  We regularly assess the need for accounting recognition or disclosure of these contingencies.  In the case of all known contingencies (other than those related to income taxes), we accrue a liability when the loss is probable and the amount is reasonably estimable.  If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued.  We do not reduce these liabilities for potential insurance or third-party recoveries.  If applicable, we accrue receivables for probable insurance or other third-party recoveries.  In the case of income-tax-related contingencies, we use a cumulative probability-weighted loss accrual in cases where sustaining a tax position is less than certain.

As we learn new facts concerning contingencies, we reassess our position both with respect to accrued liabilities and other potential exposures.  Estimates particularly sensitive to future changes include any contingent liabilities recorded for environmental remediation, tax and legal matters.  Estimated future environmental remediation costs are subject to change due to such factors as the uncertain magnitude of cleanup costs, the unknown time and extent of such remedial actions that may be required, and the determination of our liability in proportion to that of other potentially responsible parties.  Estimated future costs related to tax and legal matters are subject to change as events evolve and as additional information becomes available during the administrative and litigation processes.

Legal Proceedings

Our Parent’s legal organization applies its knowledge, experience and professional judgment to the specific characteristics of our cases, employing a litigation management process to manage and monitor the legal proceedings against us.  The process facilitates the early evaluation and quantification of potential exposures in individual cases and enables tracking of those cases that have been scheduled for trial and/or mediation.  Based on professional judgment and experience in using these litigation management tools and available information about current developments in all our cases, our Parent’s legal organization regularly assesses the adequacy of current accruals and determines if adjustment of existing accruals, or establishment of new accruals, is required.  For the three years ended December 31, 2015, we did not have any accrued contingent liabilities associated with litigation matters.

Environmental

We are subject to federal, state and local environmental laws and regulations.  We record accruals for environmental liabilities based on management’s best estimates, using all information that is available at the time.  We measure estimates and base liabilities on currently available facts, existing technology, and presently enacted laws and regulations, taking into account stakeholder and business considerations.  When measuring environmental liabilities, we also consider our prior experience in remediation of contaminated sites, other companies’ cleanup experience, and data released by the U.S. Environmental Protection Agency or other organizations.  We consider unasserted claims in our determination of environmental liabilities, and we accrue for unasserted claims in the period the unasserted claims are both probable and reasonably estimable.  For the three years ended December 31, 2015, we did not have any accrued environmental liabilities.

Note 6—Employee Benefit Plans

Pension and Retirement Savings Plans

We do not have our own employees.  Employees of Phillips 66 participate in the pension, postretirement health insurance and defined contribution benefit plans sponsored by the Parent, which includes other subsidiaries of our Parent.  Costs are allocated to us from our Parent associated with such benefit plans.  Our share of pension and postretirement costs was $0.7 million and $0.1 million for the years ended December 31, 2015 and 2014, respectively.  The related pension and postretirement costs were immaterial for the year ended December 31, 2013.

Our share of defined contribution plan costs was $0.3 million and $0.1 million for the years ended December 31, 2015 and 2014, respectively.  The related defined contribution plan costs were immaterial for the year ended December 31, 2013.

Pension, postretirement costs and defined contribution benefit plan expenses are included in operating and maintenance expenses due to the nature of the employees’ role in our operations.

Note 7—Related Party Transactions

We are part of the consolidated operations of Phillips 66.  Phillips 66 provides substantial labor and overhead support for us as follows:

•                  Phillips 66 employees oversee and run our day-to-day operations.

•                  Indirect charges are allocated for services including executive oversight, accounting, treasury, tax, legal, procurement, engineering, logistics, information technology and similar items.

Significant related party transactions included in operating and maintenance expenses and general and administrative expenses were as follows:

	Millions of Dollars
	Years ended December 31
	2015	2014	2013

Operating and maintenance expenses	$10.1	1.2	1.4
General and administrative expenses	4.5	1.8	0.5
Total	$14.6	3.0	1.9

The classification of these charges between general and administrative expenses and operating and maintenance expenses is based on the functional nature of the services being performed for our operations.

Phillips 66 accounted for 100 percent of our operating revenues for the three years ended December 31, 2015.  For the periods presented, we had no trade receivables due from related or third parties.  Accordingly, we had limited exposure due to concentration of credit risk.

A subsidiary of Phillips 66 established a $2 million escrow account with a county to prefund certain road repair work necessitated by construction activities related to the Sweeny NGL Fractionator and Clemens Caverns.  We reimbursed the Phillips 66 subsidiary for the initial $2 million funding, as well as draws from the account to fund repairs.  This prepaid asset is included in our combined balance sheet in the line item “Other current assets.”

On March 1, 2016, we entered into the following agreements with Phillips 66 Company (“P66 Company”):

•                  Fractionation Agreement.  We will charge fees to P66 Company for fractionating Y-grade NGL into ethane, propane, butane, isobutane and natural gasoline.  P66 Company will pay a monthly fee based on the volume of NGL fractionated with minimum contract volume commitments and excess fees if the fractionated volume exceeds specific limits.  Fees are subject to adjustment each year beginning on January 1, 2017, based on the Consumer Price Index for All Urban Consumers.  The Fractionation Agreement has a primary term of ten years, after which parties may agree to extend the term of the agreement.

•                  NGL Storage Agreement.  We will charge fees to P66 Company for storing raw NGL and fractionated products in the Clemens Caverns.  P66 Company will pay a monthly fee based on minimum storage commitments, a deficiency payment if the actual volume stored is less than the minimum storage volume, and excess fees if the stored volume exceeds specific limits.  Fees are subject to adjustment each year beginning on January 1, 2017, based on the Consumer Price Index for All Urban Consumers.  The storage agreement has a primary term of ten years, after which parties may agree to extend the term.

•                  Lease Agreement.  We will lease from P66 Company the real property underlying or associated with the Sweeny NGL Fractionator (the “Premises”).  Rent under the lease is payable by us in annual installments of $1,625, plus any and all property taxes and other costs or expenses related to the lease.  The lease has a base term of 40 years and may be renewed for up to three ten-year periods upon 90 days’ written notice.  The lease provides us with an exclusive and irrevocable option to purchase the Premises at the then-current market value at any time during the term of the lease.

Note 8—Cash Flow Information

Our capital expenditures consisted of:

	Millions of Dollars
	2015	2014	2013
Capital Expenditures
Cash capital expenditures	$659.8	398.1	25.4
Change in capital expenditure accruals	(49.1)	99.3	2.9
Capital expenditures	$610.7	497.4	28.3

Note 9—Leases

We have services agreements with Phillips 66 that are considered operating leases under U.S. generally accepted accounting principles.  Revenues from these agreements are recorded within “Operating revenues—related parties” on our combined statement of operations.

As of December 31, 2015, future minimum payments to be received related to these agreements were estimated to be:

Millions of Dollars

2016	$82.7
2017	84.4
2018	84.7
2019	84.7
2020	84.8
2021 and thereafter	409.3
Total	$830.6